UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2022

Earth Science Tech, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55000	80-0961484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8950 SW 74th Court

Suite 101

Miami, FL 33156

(Address of principal executive offices)

(786) 375-7281

Registrant’s telephone number, including area code

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01(a) Entry into a Material Definitive Agreement

On November 8, 2022, Earth Science Tech, Inc. (the “Company”) and the sellers of both RxCompoundStore.com, LLC (“RxCompound”) and Peaks Curative, LLC (“Peaks”) (collectively, the “Targets”) amended the Purchase Agreement for the Membership Units of the Targets, dated November 3, 2021 (“Agreement”). Pursuant to the terms of the Amendment, the parties modified the Purchase Price of the Agreement such that the Company agreed to issue a cumulative total of 53,700,000 shares of its Common Stock in exchange for all outstanding Membership Units of the Targts. The Company’s acquisition of the Targets will be deemed closed upon the issuance of said shares.

About RxComponundStore.com, LLC and Peaks Curative, LLC.

RxCompound is a compounding pharmacy licensed in the States of New York and Florida and registered with the Drug Enforcement Agency (“DEA”) to sell Schedules II and III controlled medications. RxCompound has focused on men’s health, specifically medical products directed at treating erectile dysfunction (“ED”) such as Tadalafil, and Sildenafil Citrate (generic names for Cialis and Viagra, respectively) and others, compounded into capsules, tablets. Its flagship product(s) are a proprietary formulation for men’s ED medications in the form of gummies. Currently RxCompound is not certified for and does not have sterile facilities that would allow it to offer medications that can be injected such as testosterone, HCG, TriMix or peptides. However, it was planning on becoming a sterile compounding pharmacy and was working toward it when we entered into the definitive agreement to acquire RxCompound. The timing was ideal because the Company was able to acquire RxCompound for significantly less than it would have been valued at if it already had a sterile certified facility while at the same time being very close to it and having the plan and path established and ready to implement. RxCompound will work with Peaks to fill prescriptions for the customers that Peaks refers. RxCompound will be able to expand by seeking licenses as a pharmacy in additional states and plans to work with Peaks in determining which states represent the opportunities and in order of priority.

Peaks was established as a marketing company that markets men’s ED products, however the Company plans to expand the products offered that RxCompound can prepare and sell. Peaks is what is known as a telemedicine referral site facilitating asynchronous consultations for branded compound medications prepared at RxCompound. For Example, men that respond to ads for ED gummies are referred to licensed medical professionals who determine by questionnaires completed by the potential patient. By the answers provided, the doctor determines if they can: safely take the medication and meet the requirements; and if so, the doctor will send in a prescription to RxCompound who will fill it and send the gummies to the customer/patient. Since RxCompound is only licensed in Florida and New York, Peaks will not target its efforts in other states unless it establishes a referring relationship with pharmacies in other states where RxCompound does not intend to seek licensure as a compounding pharmacy. As RxCompound expands the products it wants to focus on, Peaks will develop campaigns to drive sales in those products.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to the Purchase Agreement for the Membership Units of RxCompoundStore.com, LLC and Peaks Curative, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: November 8, 2022	By:	/s/ Nickolas S. Tabraue
Nickolas S. Tabraue CEO, Director